Exhibit 99.1

NEWS RELEASE

Mitel Reports First Quarter Fiscal 2013 Financial Results

OTTAWA, Ontario – August 30, 2012 (GLOBE NEWSWIRE) – Mitel® (Nasdaq: MITL; TSX: MNW), a leading provider of unified communications software solutions, today announced financial results for the first quarter of fiscal 2013 ended July 31, 2012. All financial results are in U.S. dollars.

“Mitel’s results for the first quarter reflect a general deterioration in the macro environment, orders that did not ship and implementation delays on customer projects. In response to these results we have taken immediate actions within the business,” said Richard McBee, chief executive officer, Mitel. “Our win rates remain strong, aided by our product leadership in virtualization and cloud offerings which continue to be our differentiated positioning with both channel partners and customers.”

Fiscal First Quarter 2013 Financial Highlights

•	Revenue from continuing operations for the first quarter of fiscal 2013 was $138.5 million, compared to $149.1 million for the first quarter of fiscal 2012.
•	Gross margins from continuing operations were 54.4%, up from 52.2% in the first quarter of fiscal 2012.
•	Adjusted EBITDA from continuing operations for the first quarter of fiscal 2013 was $12.8 million, compared to $17.2 million from the prior year quarter.
•

Non-GAAP net income from continuing operations for the first quarter of fiscal 2013 was $4.5 million, or $0.08 per share, compared to non-GAAP net income of $8.5 million, or $0.15 per share, in the same period last year.

•

Net loss from continuing operations for the first quarter of fiscal 2013 was $1.9 million, or $0.04 per share, diluted, compared to a net loss of $3.3 million, or $0.06 per share, diluted, in the same period last year.

•	Cash and cash equivalents as of July 31, 2012 were $77.5 million.
•	Operating cash flows for the first quarter of fiscal 2013 were $3.4 million.

•

Special charges and restructuring costs of $2.0 million were recorded in the first quarter of fiscal 2013. The charges primarily relate to headcount reductions and additional lease termination obligations in North America as the Company reduces its cost structure.

“Our outlook for the second fiscal quarter reflects near term caution however we remain confident in our competitive positioning in the market,” said Steve Spooner, chief financial officer, Mitel. “Given our revenue performance in the first quarter, in August we implemented a restructuring plan to responsibly manage our business by sizing our cost structure to be consistent with the challenging macroeconomic environment.”

Given that the company announced the proposed sale of DataNet/CommSource in the third quarter of fiscal 2012, the results of the business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the first quarter of fiscal 2013 were $114.5 million, compared to $124.4 million for the first quarter of fiscal 2012. Operating margin declined by 1% year over year as a result of lower product revenue.

•

Mitel NetSolutions revenues for the first quarter of fiscal 2013 grew 4% to $20.7 million from the same quarter of 2012 primarily as a result of increased revenue from Mitel AnyWare cloud service offerings. Operating margin was consistent with the prior year’s quarter.

Business Highlights

•

Launch of Mitel UC360 Collaboration Point, an innovative, first-of-its-kind multimedia collaboration device for the personal office meeting space, combining multi-party HD video and audio with in-room presentation display and document sharing for remote participants.

•

In partnership with VMware and Vidyo, Mitel unveiled a virtual technology breakthrough by integrating Mitel’s virtualized Unified Communicator® (UC) Advanced client software and VidyoConferencing™ collaboration solution with VMware View to deliver a single, unified solution that enables collaboration over any medium, delivering reduced costs, increased security and simplified management of virtual desktop infrastructure (VDI).

•	Integration of Mitel’s Unified Communicator Advanced (UCA) client softphone software with VMware Zimbra®, an enterprise-class email, calendar and collaboration solution.
•

Successful VoIP Proof of Delivery for the Dutch Government's OT2010 program, an eight year project which will upgrade communications systems across more than 100 Dutch Government departments, including deployment of 100,000 IP ports. Proof of Delivery follows the contract award to Mitel’s implementation partner Detron in March 2012.

•	International partner expansion with addition of EMEA-based specialist technology distributor SDG which will offer hosted and virtual voice and unified communications from Mitel.
•	With Mitel channel partner Advent Telecom, Northwest Independent School District (NISD) in Texas selected Mitel vMCD and a full suite of Mitel vApps to virtualize their voice solution.
•

With strategic channel partner Allegiant Technology, TransAm Trucking, one of the largest refrigerated trucking companies in the US, selected a full suite of Mitel virtual MCD, call center solutions and Mitel NetSolutions services, a strong endorsement of Mitel’s ability to offer a complete portfolio of on premise, cloud or hosted solutions.

•	M2 Logistics, a leading, non-asset-based logistics company providing transportation and logistics services throughout North America, selected cloud-based Mitel Infrastructure as a Service (IaaS).
•	Appointment of Martyn Etherington, chief marketing officer and David Loeser, executive vice president of human resources.

Business Outlook

Mitel has set the following financial performance guidance for the second quarter of fiscal year 2013 ending October 31, 2012.

•	Revenue from continuing operations is expected to be in the range of $140 to $145 million.
•	Gross margin percentage from continuing operations is expected to be in the range of 53.8 to 54.8 percent.
•

Non-GAAP operating expenses as a percentage of revenue from continuing operations are expected to be in the range of 44.0 to 45.0 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended July 31, 2012. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Tuesday, September 4, 2012. To access the replay, please dial 888-203-1112 and enter pass code 3407983. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 3407983. The live webcast will be accessible on Mitel's investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plans; and our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; our ability to successfully implement our restructuring plans and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel® (Nasdaq: MITL; TSX: MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel's Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today's dynamic work environment. For more information visit www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	July 31, 2012	April 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$77.5	$78.7
Accounts receivable	112.3	129.0
Sales-type lease receivables	15.4	16.9
Inventories	29.8	28.3
Deferred tax asset	12.8	12.9
Other current assets	33.8	33.8
Assets of component held for sale, current	4.4	3.4

	286.0	303.0
Non-current portion of sales-type lease receivables	22.1	23.6
Deferred tax asset	120.3	117.4
Property and equipment	24.2	21.5
Identifiable intangible assets	72.9	78.5
Goodwill	132.6	132.6
Other non-current assets	9.1	8.7
Assets of component held for sale, non-current	1.9	1.9

	$669.1	$687.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$92.0	$104.3
Current portion of deferred revenue	31.9	33.3
Current portion of long-term debt	4.4	4.6

	128.3	142.2
Long-term debt	308.8	307.2
Lease recourse liability	4.8	5.7
Long-term portion of deferred revenue	11.9	12.1
Deferred tax liability	33.6	35.9
Pension liability	72.5	75.2
Other non-current liabilities	18.2	19.1

	578.1	597.4
Shareholders’ equity	91.0	89.8

	$669.1	$687.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2012	Quarter Ended July 31, 2011
Revenues	$138.5	$149.1
Cost of revenues	63.2	71.2

Gross margin	75.3	77.9

Expenses:
Selling, general and administrative	57.9	55.5
Research and development	14.5	15.1
Special charges and restructuring costs	2.0	4.8
Loss on litigation settlement	0.7	0.5

	75.1	75.9

Operating income from continuing operations	0.2	2.0
Interest expense	(4.7)	(4.8)
Other expense, net	—	(0.4)

Loss from continuing operations, before income taxes	(4.5)	(3.2)
Current income tax recovery (expense)	(2.5)	(1.5)
Deferred income tax recovery (expense)	5.1	1.4

Loss from continuing operations	(1.9)	(3.3)
Net income (loss) from discontinued operations	(0.2)	0.5

Net loss	$(2.1)	$(2.8)

Net income (loss) per common share - Basic
From continuing operations	$(0.04)	$(0.06)
From discontinued operations	$—	$0.01
Net loss per common share - Basic	$(0.04)	$(0.05)

Net income (loss) per common share - Diluted
From continuing operations	$(0.04)	$(0.06)
From discontinued operations	$—	$0.01
Net loss per common share - Diluted	$(0.04)	$(0.05)

Weighted-average number of common shares outstanding (in millions):
Basic	53.6	53.3
Diluted	53.6	53.3

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2012	Quarter Ended July 31, 2011
Cash provided by (used in):
Net cash provided by operating activities	$3.4	$12.4
Net cash used in investing activities	(3.5)	(2.6)
Net cash used in financing activities	(0.3)	(12.1)
Effect of exchange rate changes on cash balances	(0.8)	(0.3)

Net decrease in cash and cash equivalents	(1.2)	(2.6)
Cash and cash equivalents, beginning of period	78.7	73.9

Cash and cash equivalents, end of period	$77.5	$71.3

Additional information on capital expenditures:
Capital expenditures acquired with cash	3.5	2.6
Capital expenditures financed through capital leases	1.9	0.1

Total capital expenditures	$5.4	$2.7

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2012	Quarter Ended July 31, 2011
Net loss from continuing operations	$(1.9)	$(3.3)
Income tax expense (recovery)	(2.6)	0.1

Net loss from continuing operations, before income taxes	(4.5)	(3.2)

Adjustments:
Foreign exchange loss	0.2	0.6
Special charges and restructuring costs	2.0	4.8
Stock-based compensation	1.1	1.3
Loss on litigation settlement	0.7	0.5
Amortization of acquisition-related intangibles assets	5.6	5.6

Non-GAAP net income from continuing operations, before income taxes	5.1	9.6
Non-GAAP tax expense(1)	(0.6)	(1.1)

Non-GAAP net income from continuing operations	4.5	8.5
Non-GAAP net income (loss) from discontinued operations	(0.4)	0.7

Non-GAAP net income	$4.1	$9.2

Non-GAAP net income per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.08	$0.15
Non-GAAP net income (loss) per common share from discontinued operations	$(0.01)	$0.01
Non-GAAP net income per common share	$0.07	$0.16
Weighted-average number of common shares outstanding (in millions):	56.2	55.8

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2012	Quarter Ended July 31, 2011
Net loss	$(2.1)	$(2.8)
Net loss (income) from discontinued operations	0.2	(0.5)

Net loss from continuing operations	(1.9)	(3.3)
Adjustments:
Interest expense	4.7	4.8
Income tax expense (recovery)	(2.6)	0.1
Amortization and depreciation	8.6	8.4
Foreign exchange loss	0.2	0.6
Special charges and restructuring costs	2.0	4.8
Stock-based compensation	1.1	1.3
Loss on litigation settlement	0.7	0.5

Adjusted EBITDA from continuing operations	12.8	17.2
Adjusted EBITDA from discontinued operations(1)	(0.4)	0.8

Adjusted EBITDA	$12.4	$18.0

(1)	The reconciliation from net income (loss) from discontinued operations to Adjusted EBITDA from discontinued operations consists of income tax expense (recovery) of $(0.2) and $0.3 for the periods presented, respectively.

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2012	Quarter Ended July 31, 2011
Revenues
Mitel Communications Solutions	$114.5	$124.4
NetSolutions	20.7	20.0
Other(1)	3.3	4.7

Total revenues	$138.5	$149.1

Segment income
Mitel Communications Solutions	$21.0	$23.8
NetSolutions	4.6	4.5
Other(1)	0.5	1.3

Total segment income	$26.1	$29.6

(1)	The operations of the DataNet and CommSource are recorded as discontinued operations and therefore are excluded from the periods presented.